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                                                                     EXHIBIT 3.2




                             STEEL HEDDLE MFG. CO.

                                    BY-LAWS




                                   ARTICLE I
                                    OFFICES

                 Section 1. The Registered Office shall be located at 2100 west Allegheny Avenue, Philadelphia, Philadelphia County, in the Commonwealth of Pennsylvania.

                 Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine, or as the business of the corporation may require.
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                                   ARTICLE II
                                      SEAL

                 Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words, "Corporate Seal, Pennsylvania". The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.





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                                  ARTICLE III
                            MEETINGS OF SHAREHOLDERS

                 Section 1. All meetings of the shareholders shall be held at such places within or without the Commonwealth of Pennsylvania as may from time to time be fixed or determined by the Board of Directors.

                 Section 2. An annual meeting of the shareholders, commencing with the year 1977, shall be held on the fourth Wednesday of April in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at such hour as may be fixed by the Board of Directors, when they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

                 Section 3. Special meetings of the shareholders, for any purpose of purposes, unless otherwise prescribed by the statute or by the Articles of Incorporation, may be called at any time by the President, or a majority of the Board of Directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the Security of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not less than ten or more than sixty days thereafter, [unreadable]

                 Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

                 Section 5. The officer having charge of the transfer books for shares of the corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                 Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

                 Section 7. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the





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shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

                 Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before in meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

                 Section 9. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except that in elections for Directors there shall be cumulative voting, but no unrevoked proxy shall be voted on after eleven months after the date of its execution, unless a longer time is expressly provided therein, but in no event after three years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within fourteen days next preceding the date of such meeting shall not be entitled to vote at such meeting.

                 Section 10. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of a least two-thirds of the outstanding shares entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

                 Section 11. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three Judges are to be appointed. No person who is a candidate for office shall act as a Judge. The Judges of Election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the Chairman of the meeting or any shareholder or his proxy. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.





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                 Section 12.      Whenever in a notice of meeting of
shareholders a resolution proposed to be acted on at the meeting is set forth at length, amendments thereof may be made at the meeting without further notice to shareholders not in attendance.

                                  ARTICLE IV
                                  DIRECTORS

                 Section 1.       (a)      The Board of Directors shall consist
of no less than three and not more than fifteen directors. Subject these limits, the number of directors shall be the number determined from time to time by resolution of the shareholders.

                                  (b)      Commencing with the election of
directors the Annual Meeting of Shareholders in 1981, the Directors shall classified in respect to the time for which they shall severally hold office by dividing them into three classes, to be known as Class I, Class II and Class III, which shall be as nearly equally number as possible. At the Annual Meeting of Shareholders in Directors of Class I shall be elected for a term of one year, Directors of Class II shall be elected for a term of two years and directors of Class III shall be elected for a term of three years. At each annual Meeting of Shareholders after 1981, successors to the Directors of the class whose terms of office expire in that year shall be elected to hold office until the third succeeding Annual Meeting of Shareholders, so that the term of office one class of Directors shall expire in each year.

                                  (c)      Notwithstanding the terms for which
a director shall have been elected, he shall not serve as such and his office shall become vacant at the first Annual Meeting of Shareholders convened following his seventy-second birthday.

                 Section 2. Vacancies in the Board of Directors shall be formed by a majority of the remaining directors, through less than a quorum and each person so elected shall hold office for the unexpired time of the Director whose vacancy is thereby filled.

                 Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not a statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholder.

                       MEETINGS OF THE BOARD OF DIRECTORS

                 Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania. Any director may participate in a meeting of the Board or of any committee by means of a conference telephone or similar communications equipment by means of which each participant can hear and be heard by all other participants.

                 Section 5. The first meeting of each newly-elected Board of Directors shall be held immediately following adjournment of the meeting of shareholders at which they shall have been elected, at the place of such meeting of shareholders, and no notice to the newly-elected





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Directors of such meeting shall be necessary in order legally to constitute the meeting, provided a majority of the whole Board shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the Directors.

                 Section 6. Regular meetings of the Board of Directors shall be held at such times and places as may be determined by the Board of Directors.

                 Section 7. Special meetings of the Board may be called by the President on no less than two days' notice to each telegram special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of three Directors.

                 Section 8. At all meetings of the Board, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 Section 9. If all the Directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

                                   COMMITTEE

                 Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of its number to constitute one or more Committees, including an Executive Committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation. Vacancies in the membership of a Committee shall be filled by the Board of Directors. In addition, in the absence or disqualification of any member of a Committee, the remaining member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member. All Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

                 Section 11. Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the Board or at meetings of any Committee;





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provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLES V
                                    NOTICES

                 Section 1. Notices to Directors and shareholders shall be in writing and delivered personally or mailed to them by sending a copy thereof through the mail, or by telegram, charges prepaid, to their addresses appearing on the books of the corporation or supplied by them to the corporation for the purpose of notices. If the notice is sent by mail or by telegram, it shall be deemed to have been given tot he person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Notices to Directors may also be given by telegraph or by telephone.

                 Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                    OFFICERS

                 Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, an Executive Vice president, a Secretary and a Treasurer. All officers shall be natural persons of full age, except that the Treasurer may be a corporation. Any two or more of the aforesaid offices may be held by the same person.

                 Section 2. The Board of Directors, at their first meeting after each annual meeting of shareholders, shall elect a Chairman of the Board, a president, as Secretary and a treasurer, none of whom need be members of the Board except the Chairman of the Board.

                 Section 3. The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their officers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                 Section 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

                 Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.





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                             CHAIRMAN OF THE BOARD

                 Section 6. The Chairman of the Board shall preside at all meetings of the Directors and shareholders and he shall have such other powers and perform such duties as the President and/or the Board of Directors may from time to time determine.

                                 THE PRESIDENT

                 Section 7. The President shall be the Chief Executive, Operating and Administrative Officer of the corporation. He shall be in general charge of its business and have full power of supervision and management of the affairs of the corporation, except as otherwise provided by the Board. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and of the Board of Directors.

                 Section 8. The President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.


                              THE VICE PRESIDENTS

                 Section 9. The Executive Vice President, or if he shall be absent or disabled, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

                 Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the Seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary. In the absence of the Secretary or Assistant Secretary, the Corporate Seal may be attested by the treasurer or Assistant Treasurers.

                 Section 11. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall





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perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                 Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                 Section 13. He shall disburse the funds of the corporation as may be ordered by the Board of directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporations.

                 Section 14. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                 Section 15. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribes.

                                  ARTICLE VII
                             CERTIFICATES OF SHARES

                 Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share of a statement that such shares are without par value as the case may be.

                 Section 2. Every share certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal, which may be facsimile, engraved or printed.

                 Section 3. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or





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Assistant Secretary, may be facsimile.  In case any officer of officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificates or certificates may nevertheless be [unreadable] and be issued and delivered AS through the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not caused to be such officer or officers of the corporation.

                               LOST CERTIFICATES

                 Section 4. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to the lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFER OF SHARES

                 Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

                 Section 6. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders or the ate fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such chance, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend or distribution or to receive such allotment o rights or to exercise such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such





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period and in such case written or printed notice thereof shall be given to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

                            REGISTERED SHAREHOLDERS

                 Section 7. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

                 Section 1. Dividends upon the shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in its shares, subject to the provisions of the Articles of Incorporation.

                 Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think in the best interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                        FINANCIAL REPORT TO SHAREHOLDERS

                 Section 3. The directors of the corporation shall cause to be sent to the shareholders, within one hundred (100) days after the close of each fiscal year, financial statements for the corporation which shall include a balance sheet as of the close of such fiscal year, other statements of income and surplus for such year, which financial statements shall be prepared so as to present fairly the corporation's financial condition and the results of its operations, shall have been examined in accordance with generally accepted auditing standards by an independent certified public accountant or by a firm thereof and shall be accompanied by such accountant's or firm's opinion as to the fairness of the presentation thereof.





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                                     CHECKS

                 Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

                 Section 5. The fiscal year of the corporation shall end at the close of business on the Sunday closest to each December 31.

                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS
                           OFFICERS AND OTHER PERSONS

                 Section 1. The corporation shall indemnify every officer, Director, employee and agent of the corporation and every fiduciary, or administrator of any of its deferred compensation or other employee benefit plans and anyone who, at the request of the Board of Directors, serves as an officer, Director, employee, agent or such fiduciary or administrator for any other corporation, to the full extent permitted by the Pennsylvania Business Corporation Act.

                 Section 2. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under law, agreement, or vote of shareholders, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, Executors and Administrators of such a person.

                                   ARTICLE X

                                   AMENDMENTS

                 Section 1. These By-Laws, except for ARTICLE IV, Section 1 hereof, may be altered, amended or repealed by a majority vote of the shareholders present and voting at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority of the members of the Board of Directors present and voting at any regular or special meeting duly convened after notice to the Directors of that purpose, subject always to the power of the shareholders to change such action of the Directors.
ARTICLE IV, section 1 hereof may be altered, amended or repealed only by a vote or shareholder owning of record a majority of the capital stock of the corporation then issued and outstanding at any regular or special meeting duly convened after notice to the shareholders of that propose.





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